Exhibit 10.42

Loan No. 105088

SECOND MODIFICATION AGREEMENT

Secured Loan

THIS SECOND MODIFICATION AGREEMENT (“Agreement”) dated as of March 3, 2009, is entered into by and among MAUI LAND & PINEAPPLE COMPANY, INC., a corporation formed under the laws of the State of Hawaii (“Borrower”), each of the financial institutions signatory to the Loan Agreement (as defined below) (“Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”) as Administrative Agent under the Loan Agreement (in such capacity, the “Administrative Agent”).

R E C I T A L S

A.           Pursuant to the terms of a loan agreement between Borrower and Lender dated November 13, 2007 (“Loan Agreement”), Lenders made a loan to Borrower in the principal amount of NINETY MILLION AND NO/100THS DOLLARS ($90,000.000.00) (“Loan”). The Loan is evidenced by promissory notes dated as of the date of the Loan Agreement, executed by Borrower in favor of each Lender, in the aggregate principal amount of the Loan (“Note”), and is further evidenced by the documents described in the Loan Agreement as “Loan Documents.” The Note is secured by, among other things, a Fee and Leasehold Mortgage with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of November 13, 2007, executed by Borrower and Leasehold Mortgagor, collectively as Mortgagor, and Administrative Agent, for the benefit of Lenders, as Mortgagee (“Mortgage”). The Mortgage was recorded on November 15, 2007, as Instrument or Document No. 2007-199589, in the Bureau of Conveyances of the State of Hawaii. All capitalized terms used herein, which are not defined herein, shall have the meanings given to them in the other Loan Documents.

B.             The Note, Mortgage, Loan Agreement, this Agreement, the other documents described in the Loan Agreement as “Loan Documents”, together with all modifications and amendments thereto and any document required hereunder, are collectively referred to herein as the “Loan Documents.”

C.             By this Agreement, Borrower, Administrative Agent and Lenders intend to modify and amend certain terms and provisions of the Loan Documents.

NOW, THEREFORE, Borrower, Administrative Agent and Lenders agree as follows:

1.                                       CONDITIONS PRECEDENT. The following are conditions precedent to Administrative Agent and Lenders’ obligations under this Agreement:

1.1                                 If required by Administrative Agent, receipt and approval by Administrative Agent of a date down to the Title Policy and assurance acceptable to Administrative Agent, including, without limitation, CLTA Endorsement No. 110.5, without deletion or exception other than those expressly approved by Administrative Agent in writing, that the priority and validity of the Mortgage has not been and will not be impaired by this Agreement or the transactions contemplated hereby;

1.2                                 Receipt by Administrative Agent of the executed originals of this Agreement, the short form of this Agreement (if any) and any and all other documents and agreements which are required by this Agreement or by any other Loan Document, each in form and content acceptable to Administrative Agent;

1.3                                 If required by Administrative Agent, recordation in the Bureau of Conveyances of the State of Hawaii of (i) the short form of this Agreement (if any), and (ii) any other documents which are required to be recorded by this Agreement or by any other Loan Document (if any);

1.4                                 Reimbursement to Administrative Agent by Borrower of Administrative Agent’s costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, title insurance costs, recording fees, attorneys’ fees, appraisal, engineers’ and inspection fees and documentation costs and charges, whether such services are furnished by Administrative Agent’s employees or agents or by independent contractors;

1.5                                 The representations and warranties contained in this Agreement are true and correct;

1.6                                 Borrower shall have paid to Administrative Agent (i) for the ratable benefit of Lenders a modification fee equal to 0.15% of the Credit Limit and (ii) for the sole benefit of Administrative Agent, certain other fees, each in the amount and at the times as set forth in a separate letter agreement between Borrower and Administrative Agent dated February 27, 2009; and

1.7                                 All payments due and owing to Administrative Agent and Lenders under the Loan Documents have been paid current as of the effective date of this Agreement.

2.                                       REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants that no Default, Potential Default, breach or failure of condition has occurred, or would exist with notice or the lapse of time or both, under any of the Loan Documents (as modified by this Agreement) and that all representations and warranties herein and in the other Loan Documents are true and correct, which representations and warranties shall survive execution of this Agreement.

3.                                       MODIFICATION OF LOAN DOCUMENTS. The Loan Documents are hereby supplemented and modified to incorporate the following, which shall supersede and prevail over any conflicting provisions of the Loan Documents:

3.1                                 Interest Rate. In order to reflect the agreement of the parties to modify the definition of “Applicable LIBO Rate” and “Variable Rate,”, such definitions are amended to read as follows:

“Applicable LIBO Rate” is the rate of interest, rounded upward to the nearest whole multiple of one-hundredth of one percent (.01%), equal to the sum of: (a) prior to May 1, 2009, one and one-half percent (1.50%), and from and after May 1, 2009, five percent (5.00%) plus (b) the LIBO Rate, which rate is divided by one (1.00) minus the Reserve Percentage:

Applicable LIBO Rate = 1.50% or 5.00% (as provided above)	+	LIBO Rate
(1 - Reserve Percentage)

“Variable Rate” - on any day means a floating rate of interest per annum equal to the higher of (a) (i) prior to May 1, 2009, the Prime Rate then in effect and (ii) from and after May 1, 2009, four percent (4.00%) plus the Prime Rate then in effect or (b) (i) prior to May 1, 2009, the Federal Funds Rate then in effect as announced by the Federal Reserve Bank of New York plus one and one-half percent (1.50%) and (ii) from and after May 1, 2009, the Federal Funds Rate then in effect as announced by the Federal Reserve Bank of New York plus one and one-half percent (1.50%) plus four percent (4.00%).

3.2                                 Recourse. To reflect the agreement of the parties that any limitation on recourse with respect to the Loan is to be hereby eliminated, Section 2.17 of the Loan Agreement and the defined term “Recourse Amount” are deleted in their entirety. The Borrower, the Administrative Agent and the Lenders confirm and agree that the Loan Documents are amended to provide no limitation on the Administrative Agent’s and Lenders’ recovery against Borrower under the Loan Documents.

3.3                                 Remargin. Borrower acknowledges that one or more Appraisals are being prepared for the portion of the Property which remains subject to the Mortgage (the “Remaining Property”) for the purpose of confirming to the satisfaction of the Administrative Agent that the Credit Limit (whether disbursed or not) as a percentage of the as-is value of the Property does not exceed fifty percent (50%) (“Remargin Loan-to-Value Percentage”), based on the as-is appraisal value of the Remaining Property. In the event such appraised value is not adequate to meet the required Remargin Loan-to-Value Percentage, then Borrower shall pay down the outstanding principal balance of the Loan (to the extent necessary) and the Credit Limit shall be permanently reduced such that said Remargin Loan to-Value Percentage may be met. Any required repayment shall be made by Borrower on May 1, 2009, or such later date as Administrative Agent may specify in its sole discretion in the event that the Appraisals have not been finally prepared and reviewed by such date.

3.4                                 Financial Covenants.

(a)                                  In order to reflect the agreement of the parties that failure by Borrower to comply with Section 7.12 (a) for the fiscal quarter ending on or about December 31, 2008, shall not constitute a Default, the first sentence of Section 7.12 (a) of the Loan Agreement is modified to read as follows: “Borrower shall, as of the end of each fiscal quarter of Borrower (except for the fiscal quarter ending on or about December 31, 2008), maintain a Net Worth of not less than $85,000,000.00.”

(b)                                 In order to reflect the agreement of the parties that failure by Borrower to comply with Section 7.12 (d) for the fiscal year ending on or about December 31, 2008, shall not constitute a Default, Section 7.12 (d) of the Loan Agreement is modified to read as follows: “Borrower shall not permit the ratio of (i) net income of the Borrower plus interest expense and taxes of Borrower to (ii) interest expense of Borrower, in each case calculated in accordance with GAAP as of the end of each fiscal year for the fiscal year then ending (except for the fiscal year ending on or about December 31, 2008), to be less than 1.50 to 1.00.”

(c)                                  Section 8.2(a) is hereby modified to provide that, notwithstanding anything to the contrary therein, Borrower shall deliver any compliance certificate with respect to the fiscal quarter ending on or about March 31, 2009, not later than April 30, 2009.

(d)                                 Notwithstanding the subsequent execution and effectiveness as a whole of this Amendment, upon satisfaction of the conditions precedent set forth herein, the modifications contained in Section 3.4 (a) and 3.4 (b) shall be deemed to have become effective as of December 31, 2008.

3.5                                 Extension Option. The Borrower hereby acknowledges that (i) the Maturity Date has not been extended under Section 2.14 of the Loan Agreement, (ii) Section 2.14 is of no further force and effect and the Lenders have no further option to extend the Loan, and (iii) the Maturity Date of the Loan is November 13, 2009 and is not subject to further extension.

4.                                       FORMATION AND ORGANIZATIONAL DOCUMENTS. Borrower has previously delivered to Administrative Agent all of the relevant formation and organizational documents of Borrower, of the partners or joint venturers of Borrower (if any), and of all guarantors of the Loan (if any), and all such formation documents remain in full force and effect and have not been amended or modified since they were delivered to Administrative Agent. Borrower hereby certifies that: (i) the above documents are all of the relevant formation and organizational documents of Borrower; (ii) they remain in full force and effect; and (iii) they have not been amended or modified since they were previously delivered to Administrative Agent.

5.                                       NON-IMPAIRMENT. Except as expressly provided herein, nothing in this Agreement shall alter or affect any provision, condition, or covenant contained in the Note or other Loan Document or affect or impair any rights, powers, or remedies of Administrative Agent or Lenders, it being the intent of the parties hereto that the provisions of the Note and other Loan Documents shall continue in full force and effect except as expressly modified hereby.

6.                                       MISCELLANEOUS. The headings used in this Agreement are for convenience only and shall be disregarded in interpreting the substantive provisions of this Agreement. Time is of the essence of each term of the Loan Documents, including this Agreement. If any provision of this Agreement or any of the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed from this Agreement and the remaining parts shall remain in full force as though the invalid, illegal, or unenforceable portion had never been a part thereof.

7.                                       INTEGRATION; INTERPRETATION. The Loan Documents, including this Agreement, contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral. The Loan Documents shall not be modified except by written instrument executed by all parties. Any reference to the Loan Documents includes any amendments, renewals or extensions now or hereafter approved by Administrative Agent and Lenders in writing.

8.                                       EXECUTION IN COUNTERPARTS. To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

IN WITNESS WHEREOF, Borrower, Administrative Agent and Lenders have caused this Agreement to be duly executed as of the date first above written.

“ADMINISTRATIVE AGENT AND LENDER”

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Guy Churchill
Name:	Guy Churchill
Title:	Vice President

“LENDER”

AMERICAN SAVINGS BANK, F.S.B.

By:	/s/ William M. Russell
Name:	William M. Russell
Title:	Vice President

“LENDER”

AMERICAN AGCREDIT, PCA

By:	/s/ Gary Van Schuyver
Name:	Gary Van Schuyver
Title:	Vice President

“BORROWER”

MAUI LAND & PINEAPPLE COMPANY, INC.,
a Hawaii corporation

By:	/s/ Robert I. Webber
Name:	Robert I. Webber
Title:	President & CEO

By:	/s/ Adele H. Sumida
Name:	Adele H. Sumida
Title:	Controller & Secretary

LEASEHOLD MORTGAGOR’S CONSENT

The undersigned (“Leasehold Mortgagor”) consents to the foregoing Second Modification Agreement and the transactions contemplated thereby and reaffirms its obligations under the Fee and Leasehold Mortgage with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing (“Mortgage”) dated as of November 13, 2007, and its waivers, as set forth in the Mortgage, of each and every one of the possible defenses to such obligations. Leasehold Mortgagor further reaffirms that its obligations under the Mortgage are separate and distinct from Borrower’s obligations.

Dated as of: March 3, 2009

“LEASEHOLD MORTGAGOR”

KAPALUA LAND COMPANY, LTD.,
a Hawaii corporation

By:	/s/ Robert I. Webber
Name:	Robert I. Webber
Title:	CFO & EVP

By:	/s/ Adele H. Sumida
Name:	Adele H. Sumida
Title:	Controller & Secretary